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                                                                   EXHIBIT 23.10

                     [LETTERHEAD COOPERS & LYBRAND L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of PriCellular Corporation on Amendment No. 2 to Form S-3 (File No. 333-03737) of our report dated January 25, 1996, on our audits of the financial statements of Cellular of Upstate New York, Inc. as of December 31, 1995 and 1994 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."


                                          Coopers & Lybrand L.L.P.

Albany, New York

July 30, 1996